Exhibit 10.14
ADJUSTABLE RATE MULTIFAMILY NOTE
(1-Month LIBOR Index Structured ARM)
November 1, 2010

US $46,400,000.00

FOR VALUE RECEIVED, the undersigned ("Borrower") jointly and severally (if more than one) promises to pay to the order of CWCAPITAL LLC, a Massachusetts limited liability company, the principal sum of Forty-Six Million Four Hundred Thousand and 00/100 Dollars (US $46,400,000.00), with interest on the unpaid principal balance from the Disbursement Date until fully paid at the rates applicable from time to time set forth in this Adjustable Rate Multifamily Note ("Note").

1.            Defined Terms.  In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Adjustable Rate.  The initial Adjustable Rate shall be One and 906/1000 percent (1.906%) per annum until the first Rate Change Date.  From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin.

Amortization Period: Zero (0) months.

Business Day: Any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

Current Index:  The published Index that is effective on the Business Day immediately preceding the applicable Rate Change Date.

Default Rate:  A rate equal to the lesser of 4 percentage points above the then-applicable Adjustable Rate or the maximum interest rate which may be collected from Borrower under applicable law.

Disbursement Date:  The date of disbursement of Loan proceeds hereunder.

First Payment Date:  The first day of December, 2010.

First Principal and Interest Payment Date:  N/A.

Indebtedness:  The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument.

Index:  The British Bankers Association fixing of the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits as reported by Reuters through electronic transmission.  If the Index is no longer available, or is no longer posted through electronic transmission, Lender will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

Initial Adjustable Rate:  One and 906/1000 percent (1.906%) per annum until the first Rate Change Date.

Last Interest-Only Payment Date: N/A.

Lender:  The holder of this Note.

Loan: The loan evidenced by this Note.

Loan Year:  The period beginning on the Disbursement Date and ending on the day before the twelfth Rate Change Date and each successive 12-month period thereafter.

Margin: One and 65/100 percent (1.65%).

Maturity Date: The first day of November, 2020, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

Payment Change Date:  The first day of each month following the First Payment Date until this Note is repaid in full.

Prepayment Lockout Period:   The first Loan Year of the term of this Note.

Prepayment Premium Term:  The period beginning on the Disbursement Date and ending on the last calendar day of the 4th month prior to the month in which the Maturity Date occurs.

Property Jurisdiction:  The jurisdiction in which the Land is located.

Rate Change Date:  The First Payment Date and the first day of each month thereafter until this Note is repaid in full.

Security Instrument:  A Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (California) dated as of the date of this Note.

Servicing Payment Date:  Two (2) Business Days prior to the date each monthly payment is due under this Note.

Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2.           Address for Payment.  All payments due under this Note shall be payable at 63 Kendrick Street, One Charles River Place, Needham, Massachusetts 02494, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3.           Payment of Principal and Interest.  This Note will accrue interest on the outstanding principal balance at the Adjustable Rate.  Principal and interest shall be paid as follows:

(a)           Short Month Interest.  If disbursement of principal is made by Lender to Borrower on any day other than the first day of the month, interest for the period beginning on the Disbursement Date and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note.

(b)           Interest Accrual.   Interest shall accrue on the unpaid principal balance of this Note at the Adjustable Rate and shall be computed on an actual/360 basis.  The amount of interest payable each month by Borrower pursuant to Paragraph 3(d) below will be based on the actual number of calendar days during such month and shall be calculated by multiplying the unpaid principal balance of this Note by the applicable Adjustable Rate, dividing the product by 360 and multiplying the quotient by the actual number of days elapsed during the month.  Borrower understands that the amount of interest payable each month will vary based on the unpaid principal balance of this Note, the Adjustable Rate and the actual number of calendar days during such month.

(c)           Adjustable Rate.  The Initial Adjustable Rate shall be in effect until the first Rate Change Date.  On the first Rate Change Date and each Rate Change Date thereafter,  the Adjustable Rate shall change until the Loan is repaid in full.  From and after each Rate Change Date until the next Rate Change Date, the Adjustable Rate shall be the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to three decimal places, subject to the limitations that the Adjustable Rate shall not be less than the Margin.  Accrued interest on this Note shall be paid in arrears.

(d)           Monthly Payments.  Borrower acknowledges and agrees to pay all Required Monthly Payments (defined below) due under this Note to the Lender on the Servicing Payment Date even though such Required Monthly Payments are due on the first day of every month.  Select one only:

Amortizing Loan.  If the Loan is an amortizing Loan, consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Payment (defined below), shall be payable on the First Payment Date and on the first day of each month thereafter until the entire unpaid principal balance evidenced by this Note is fully paid.  Any remaining principal and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date.  The initial Required Monthly Payment shall be ______________________________________ Dollars (US $_______________).  Thereafter, on each Payment Change Date the Required Monthly Payment shall change based on the then-current unpaid principal balance of this Note, the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month, and shall be in an amount equal to the sum of (i) a principal payment equal to ____________________________________ Dollars (US $______________)  plus (ii) an interest payment calculated utilizing the accrual method stated in Paragraph 3(b) above.

Partial Interest Only Loan.  If the Loan is a partial interest only Loan, consecutive monthly installments of interest only, each in the amount of the Required Monthly Interest Only Payment (defined below), shall be payable on the First Interest Only Payment Date and on each Payment Change Date until and including the Last Interest Only Payment Date.  The initial Required Monthly Interest Only Payment shall be ____________________________________ Dollars (US $_______________________). Thereafter, on each Payment Change Date until and including the Last Interest Only Payment Date, the Required Monthly Interest Only Payment shall change based on the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month.  Commencing on the First Principal and Interest Payment Date and on each Payment Change Date thereafter, consecutive monthly installments of principal and interest, each in the amount of the Required Monthly Principal and Interest Payment (defined below, and together with the Required Monthly Interest Only Payment, the “Required Monthly Payment”), shall be payable until the entire unpaid principal balance evidenced by this Note is fully paid.  Any remaining principal and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date. The Required Monthly Principal and Interest Payment shall change based on the then-current unpaid principal balance of this Note, the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month, and shall be in an amount equal to the sum of (i) a principal payment equal to ____________________________________ Dollars (US $______________)  plus (ii) an interest payment calculated utilizing the accrual method stated in Paragraph 3(b) above.

X
Interest Only Loan.  If the Loan is an interest-only Loan, consecutive monthly installments of interest only, each in the amount of the Required Monthly Payment (defined below), shall be payable on the First Payment Date and on the first day of each month thereafter until the entire unpaid principal balance evidenced by this Note is fully paid.  The entire unpaid principal balance and accrued but unpaid interest, if not sooner paid, shall be due and payable on the Maturity Date.  The initial Required Monthly Payment shall be Seventy-Three Thousand Six Hundred Ninety-Eight and 67/100 Dollars (US $73,698.67). Thereafter, on each Payment Change Date the Required Monthly Payment shall change based on the then-applicable Adjustable Rate and the actual number of calendar days during the applicable month.  The amount of each Required Monthly Payment shall be calculated utilizing the interest accrual method stated in Paragraph 3(b) above.

(e)           Conversion Option.  Borrower is simultaneously herewith executing a Conversion Agreement (the "Conversion Agreement") which provides, among other things, that Borrower shall have the right to convert the interest rate on this Note to a fixed rate (the “Fixed Rate Conversion Option”) on a Payment Change Date during the Conversion Period (as defined in the Conversion Agreement) in accordance with the terms thereof.  If Borrower timely exercises the Fixed Rate Conversion Option, the applicable interest rate under this Note, beginning on the Fixed Rate Conversion Effective Date (as defined in the Conversion Agreement) and continuing until the Maturity Date (as the Maturity Date may be modified  as reflected in an amendment to and/or restatement of this Note),shall not be the rate determined in accordance with subsection (c) above, but shall be the fixed rate established in accordance with the terms of the Conversion Agreement.  Such fixed rate shall be reflected in an amendment to and/or restatement of this Note.

(f)           Notice of Change in Required Monthly Payment.  Before each Payment Change Date, Lender shall calculate the Required Monthly Payment due on the next Payment Change Date and shall notify Borrower (in the manner specified in the Security Instrument for giving notices) of the Required Monthly Payment next due.

(g)           Correction to Required Monthly Payment.  If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Required Monthly Payment (whether because of a miscalculation of the Adjustable Rate or otherwise), then Lender shall give notice to Borrower of the corrected amount of the Required Monthly Payment (and the corrected Adjustable Rate, if applicable) and (i) if the corrected amount of the Required Monthly Payment represents an increase, then Borrower shall, within 30 calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Required Monthly Payment not been miscalculated, or (ii) if the corrected amount of the Required Monthly Payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Security Instrument or any other loan document evidencing or securing the Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Required Monthly Payment not been miscalculated.

               (h)           Payments Before Due Date.  Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

(i)           Accrued Interest.  Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note.  Any reference herein to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4.           Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.  Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.  If Lender accepts a guaranty of only a portion of the Indebtedness, Borrower hereby waives its right under California Civil Code Section 2822(a) to designate the portion of the Indebtedness which shall be satisfied by any guarantor's partial payment.

5.           Security.  The Indebtedness is secured, among other things, by the Security Instrument, and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6.           Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower.  Lender may exercise this option to accelerate regardless of any prior forbearance.

7.           Late Charge.  MONTHLY PAYMENTS UNDER THIS NOTE ARE DUE ON THE FIRST DAY OF EACH AND EVERY MONTH UNTIL THIS NOTE IS PAID IN FULL.  BORROWER HEREBY AGREES THAT SUCH PAYMENTS SHALL BE MADE TO THE LENDER ON THE SERVICING PAYMENT DATE.  THERE IS NO "GRACE" PERIOD FOR ANY MONTHLY INSTALLMENTS DUE HEREUNDER.  If any monthly installment due hereunder is not received by Lender on or before the first day of each month or if any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender before or on the date such amount is due, counting from and including the date such amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such monthly installment or other amount due.  Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

8.           Default Rate.  So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at the Default Rate.  If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate.  Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.           Limits on Personal Liability.

(a)           Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property (as such term is defined in the Security Instrument) and any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

(b)           Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of:

(1)           failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence;

(2)           failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument;

(3)           failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports;

(4)           fraud or written material misrepresentation by Borrower, Key Principal or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender;

(5)           failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to Debt Service Amounts, except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year; and/or

(6)           failure by Borrower to comply with the provisions of Section 17(a) of the Security Instrument.

(c)           Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(1)           Borrower's acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument;

(2)           a Transfer that is an Event of Default under Section 21 of the Security Instrument; and/or

(3)           the occurrence of a Bankruptcy Event (but only if the Bankruptcy Event occurs with the consent, encouragement or active participation of Borrower, Key Principal or any Borrower Affiliate).

(d)           To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. If Borrower is a married person, then Borrower agrees that Lender may look to all of Borrower’s community property and separate property to satisfy Borrower’s recourse obligations under this Paragraph 9.  For purposes of this Paragraph 9, the term "Mortgaged Property" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

10.           Lockout; Voluntary and Involuntary Prepayments.

(a)           Subject to the Prepayment Lockout Period and the prepayment provisions of this Note, Borrower may voluntarily prepay all (but not less than all) of the indebtedness evidenced hereby.

(b)           A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

(1)           At any time after the expiration of the Prepayment Lockout Period, Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note only on the last calendar day of a calendar month (the "Last Day of the Month") and only if Borrower has complied with all of the following:

(i)
Borrower must give Lender at least 30 days (if given via U.S. Postal Service) or 20 days (if given via facsimile, email or overnight courier), but not more than 60 days, prior written notice of Borrower's intention to make a prepayment (the "Prepayment Notice"). The Prepayment Notice shall be given in writing (via facsimile, email, U.S. Postal Service or overnight courier) and addressed to Lender.  The Prepayment Notice shall include, at a minimum, the Business Day upon which Borrower intends to make the prepayment (the "Intended Prepayment Date").

(ii)
 Borrower acknowledges that the Lender is not required to accept any voluntary prepayment of this Note on any day other than the Last Day of the Month even if Borrower has given a Prepayment Notice with an Intended Prepayment Date other than the Last Day of the Month or if the Last Day of the Month is not a Business Day.  Therefore, even if Lender accepts a voluntary prepayment on any day other than the Last Day of the Month, for all purposes (including the accrual of interest and the calculation of the prepayment premium), any prepayment received by Lender on any day other than the Last Day of the Month shall be deemed to have been received by Lender on the Last Day of the Month and any prepayment  calculation will include interest to and including the Last Day of the Month in which such prepayment occurs.  If the Last Day of the Month is not a Business Day, then the Borrower must make the payment on the Business Day immediately preceding the Last Day of the Month.

(iii)
Any prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest (calculated to the Last Day of the Month), (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A.

(iv)
If, for any reason, Borrower fails to prepay this Note within five (5) Business Days after the Intended Prepayment Date, then Lender shall have the right, but not the obligation, to recalculate the prepayment premium pursuant to Schedule A based upon the date that Borrower actually prepays this Note.  Notwithstanding the foregoing, if the delayed prepayment occurs in a month other than the month stated in the original Prepayment Notice, then Lender shall (a) have the right, but not the obligation, to recalculate the prepayment premium pursuant to Schedule A based upon the date that Borrower actually prepays this Note and (b) recalculate the amount of interest payable.  In either instance, for purposes of recalculation, such new prepayment date shall be deemed the "Intended Prepayment Date."

(2)
Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

(3)
Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium.

                (c)           Notwithstanding the provisions of Paragraph 10(b), no prepayment premium shall be payable (1) with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument, or (2) as provided in subparagraph (c) of Schedule A.

                (d)           Schedule A is hereby incorporated by reference into this Note.

                (e)           Any required prepayment of less than the entire unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

                (f)           Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties.  Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

                (g)           Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

                11.           Costs and Expenses.  Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

                12.           Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

                13.           Waivers.  Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

                14.           Loan Charges.  Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

                15.           Commercial Purpose.  Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

                16.           Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

                17.           Governing Law.  This Note shall be governed by the law of the jurisdiction in which the Land is located.

                18.           Captions.  The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

                19.           Notices.  All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

                20.           Consent to Jurisdiction and Venue.   Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note.  Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

                21.           WAIVER OF TRIAL BY JURY.  BORROWER, KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER, KEY PRINCIPAL AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED SCHEDULES.  The following Schedules are attached to this Note:

X	Schedule A	Prepayment Premium (required)

X	Schedule B-1	Modifications to Multifamily Note

X	Schedule B-2	Modifications to Multifamily Note (Waste)

           IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER:

BARRINGTON PACIFIC, LLC,
a California limited liability company

By:	Douglas Emmett Management, Inc.,
a Delaware corporation, its Manager

By:__________________________
Name: William Kamer
Title: Chief Financial Officer

Fannie Mae Commitment/Pool Number:  ______________

PAY TO THE ORDER OF
WITHOUT RECOURSE

CWCAPITAL LLC,
a Massachusetts limited liability company

By:
Name: Paul A. Sherrington
Title: Senior Vice President

Date:   November _____, 2010

Fannie Mae Commitment/Pool Number:  ________________

ACKNOWLEDGMENT AND AGREEMENT OF KEY PRINCIPAL TO
PERSONAL LIABILITY FOR EXCEPTIONS TO NON-RECOURSE LIABILITY

Key Principal, who has an economic interest in Borrower or who will otherwise obtain a material financial benefit from the Loan, hereby absolutely, unconditionally and irrevocably agrees to pay to Lender, or its assigns, on demand, all amounts for which Borrower is personally liable under Paragraph 9 of the Adjustable Rate Multifamily Note to which this Acknowledgment is attached (the "Note").  The obligations of Key Principal shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument.  Lender may pursue its remedies against Key Principal without first exhausting its remedies against the Borrower or the Mortgaged Property. All capitalized terms used but not defined in this Acknowledgment shall have the meanings given to such terms in the Security Instrument.  As used in this Acknowledgment, the term "Key Principal" (each if more than one) shall mean only those individuals or entities that execute this Acknowledgment.

The obligations of Key Principal shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, or enforceability of the Note, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  Key Principal hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Key Principal shall be liable even if Borrower had no liability at the time of execution of the Note, the Security Instrument or any other Loan Document, or thereafter ceases to be liable.  Key Principal hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Key Principal’s liability may be larger in amount and more burdensome than that of Borrower.  Key Principal hereby waives the benefit of all principles or provisions of law, which are or might be in conflict with the terms of this Acknowledgment, and agrees that Key Principal's obligations shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  Key Principal hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note including this Acknowledgment, which may be required by statute, rule of law or otherwise to preserve Lender's rights against Key Principal under this Acknowledgment, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any obligation or indebtedness and all rights to require Lender to (a) proceed against Borrower, (b) proceed against any general partner of Borrower, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) if Borrower is a partnership, pursue any other remedy it may have against Borrower, or any general partner of Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

Key Principal understands that the exercise by Lender of certain rights and remedies contained in the Security Instrument (such as a nonjudicial foreclosure sale) may affect or eliminate Key Principal’s right of subrogation against Borrower and that Key Principal may therefore incur a partially or totally nonreimburseable liability under this Acknowledgment.  Nevertheless, Key Principal hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Key Principal that the obligations under this Acknowledgment shall be absolute, independent and unconditional under any and all circumstances.  Key Principal expressly waives any defense (which defense, if Key Principal had not given this waiver, Key Principal might otherwise have) to a judgment against Key Principal by reason of a nonjudicial foreclosure.  Without limiting the generality of the foregoing, Key Principal hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if Key Principal had not given this waiver, would otherwise limit Key Principal’s liability after a nonjudicial foreclosure sale to the difference between the obligations of Key Principal under this Acknowledgment and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if Key Principal had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgement with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if Key Principal had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency).  Notwithstanding any foreclosure of the lien of the Security Instrument, whether by the exercise of the power of sale contained in the Security Instrument, by an action for judicial foreclosure or by Lender’s acceptance of a deed in lieu of foreclosure, Key Principal shall remain bound under this Acknowledgment.

In accordance with Section 2856 of the California Civil Code, Key Principal also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Indebtedness) destroys or otherwise impairs the subrogation rights of Key Principal or the right of Key Principal (after payment of the obligations guaranteed by Key Principal under this Acknowledgment) to proceed against Borrower for reimbursement, or both, by operation of Section 580d of the California Code of Civil Procedure or otherwise.

In accordance with Section 2856 of the California Civil Code, Key Principal waives any and all other rights and defenses available to Key Principal by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses Key Principal may have by reason of protection afforded to Borrower with respect to any of the obligations of Key Principal under this Acknowledgment pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower’s Indebtedness, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure.

In accordance with Section 2856 of the California Civil Code, Key Principal agrees to withhold the exercise of any and all subrogation and reimbursement rights against Borrower, against any other Person, and against any collateral or security for the Indebtedness, including any such rights pursuant to Sections 2847 and 2848 of the California Civil Code, until the Indebtedness has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security.

Key Principal acknowledges that Key Principal has received a copy of the Note and all other Loan Documents.  Neither this Acknowledgment nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.  Key Principal agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instrument) of any change of Key Principal's address within 10 Business Days after such change of address occurs.  Any notices to Key Principal shall be given in the manner provided in Section 31 of the Security Instrument.  Key Principal agrees to be bound by Paragraphs 20 and 21 of the Note.

THIS ACKNOWLEDGMENT IS AN INSTRUMENT SEPARATE FROM, AND NOT A PART OF, THE NOTE.  BY SIGNING THIS ACKNOWLEDGMENT, KEY PRINCIPAL DOES NOT INTEND TO BECOME AN ACCOMMODATION PARTY TO, OR AN ENDORSER OF, THE NOTE.

(Remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, Key Principal has signed and delivered this Acknowledgment or has caused this Acknowledgment to be signed and delivered by its duly authorized representative.

KEY PRINCIPAL

DOUGLAS EMMETT PROPERTIES, LP,
a Delaware limited partnership

By: Douglas Emmett Management, Inc.,
a Delaware corporation, its General Partner

By:
Name: William Kamer
Title: Chief Financial Officer

Address:	808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attn: Jordan L. Kaplan and William Kamer

SCHEDULE A

ARM LOAN - GRADUATED PREPAYMENT PREMIUM

Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

(a)
Borrower shall have no right to make a voluntary prepayment of this Note, in whole or in part, during the Prepayment Lockout Period.  If, during the Prepayment Lockout Period, Lender accelerates the unpaid principal balance of this Note or otherwise applies collateral held by Lender to the repayment of any portion of the unpaid principal balance as permitted in Section 10(b)(3) of the Note (if any), the prepayment premium shall be equal to the following percentage of the amount of principal being prepaid at the time of such acceleration or application:

5.00%

(b)
If, during the second through the tenth Loan Years, Borrower makes a voluntary prepayment of this Note, Lender accelerates the unpaid principal balance of this Note, or the Lender applies collateral held by Lender to the repayment of any portion of the unpaid principal balance as permitted in Section 10(b)(3) of the Note (if any), the prepayment premium shall be equal to the following percentage of the amount of principal being prepaid at the time of such prepayment, acceleration or application:

Second Loan Year	4.00%
Third Loan Year	3.00%
Fourth Loan Year	2.00%
Fifth Loan Year	1.00%
Sixth Loan Year	1.00%
Seventh Loan Year	1.00%
Eighth Loan Year	0.00%
Ninth Loan Year	0.00%
Tenth Loan Year	0.00%

Borrower’s Initials

SCHEDULE B-1

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note and the Acknowledgement of Key Principal that precede this Schedule:

1.            The following defined term is added to paragraph 1 following the defined term “Current Index”:

“Debt Service Amounts:  Amounts payable under this Note, the Security Instrument or any other Loan Document.”

2.            The definition of the term "Prepayment Lockout Period" appearing in Paragraph 1 is hereby modified by adding the words “, which expires on October 31, 2011” immediately following the word “Note”.

3.            The definition of the term "Prepayment Premium Term" appearing in Paragraph 1 is hereby deleted.

4.             Paragraph 3(a) is hereby modified by deleting the words "simultaneously with the execution of this Note" and replacing them with the words "on the Disbursement Date".

5              Paragraph 3(c) is hereby modified by inserting the word "monthly" immediately preceding the words "in arrears" appearing in the third sentence of said subparagraph.

6.             Paragraph 3(e) is hereby deleted in its entirety.

7.             Paragraph 3(f) is hereby modified by deleting the word "Before" and inserting the words "Not less than three (3) Business Days before" in place thereof.

8.             Paragraph 3(g) is hereby modified by inserting the word "promptly" immediately following the word "thereafter" appearing in subparagraph (ii) thereof.

9.             Paragraph 6 is hereby modified by inserting the word "applicable" immediately preceding the words "prepayment premium" appearing in the first sentence thereof.

10.           Paragraph 9(a) is hereby modified by deleting the words "Borrower shall have no" and inserting the following words in place thereof: "neither Borrower, nor its directors, officers, or employees shall have any".

11.           Paragraph 9(b) is hereby modified as follows:

The following words are inserted immediately after the word "Borrower" appearing in the first line of said subparagraph:

", but not its directors, officers or employees ".

The following words are inserted immediately following the word "Rents" appearing in subparagraph (1) of said paragraph 9(b): "received and in the possession of Borrower and not previously applied to payment of Debt Service Amounts and operating expenses,".

Section 9(b)(5) is amended by inserting the words “then due and payable” immediately following the words “Debt Service Amounts” in each instance appearing therein.

The words “and/or” appearing at the end of subsection 5 are deleted, the period appearing at the end of subsection 6 is deleted and replaced with the words “and/or;” and the following new subsection 7 is inserted immediately thereafter:

“7.           The failure of Borrower or Key Principal to purchase a “Subsequent Hedge” as defined in that certain Hedge Security Agreement between Borrower, Key Principal  and Lender of even date herewith, executed by Borrower, Key Principal and Lender in connection with the Loan.

12.           Paragraph 9(c) is hereby modified as follows:

The following words are inserted immediately preceding the word "shall" appearing in the first line of said paragraph:

", but not its directors, officers or employees,".

The following words are inserted immediately following the word "Instrument" appearing in subparagraph (1) of said paragraph 9(c): ", or otherwise consented to by Lender in writing;".

The following words are inserted immediately following the word "Instrument" appearing in subparagraph (2) of said paragraph 9(c): ", unless consented to pursuant to Section 21(c) of the Security Instrument in writing".

Subparagraph (3) is deleted in its entirety and replaced with the following:

"(3) the occurrence of a Bankruptcy Event, provided that (A) with respect to a Bankruptcy Event described in clause (iv) of the definition thereof, Borrower shall only become personally liable to Lender for the repayment of all of the Indebtedness if Borrower, Key Principal or any Borrower Affiliate files or joins in or solicits the filing of such involuntary case, or fails on a timely basis to take appropriate actions that are available to Borrower to oppose the filing of such involuntary case (whether filed by a Borrower Affiliate or any other party), and (B) with respect to a Bankruptcy Event described in clause (v) of the definition thereof, Borrower shall only become personally liable to Lender for the repayment of all of the Indebtedness if Borrower, Key Principal or any Borrower Affiliate consents to, joins in, or fails on a timely basis to take appropriate actions that are available to Borrower to oppose an application for the appointment of such receiver, liquidator, custodian, sequestrator, trustee or other similar officer. For purposes of this provision, clauses (iv) and (v) of the definition of Bankruptcy Event shall not apply to such events if they are initiated, filed, made or appointed by, or on a consensual basis with, one or more creditors that include the Lender. Also for purposes of this provision, the term "Borrower Affiliate" shall exclude limited partners of Key Principal that a) own less than a 25% limited partnership interest in Key Principal and b) are not owned or controlled by the REIT; provided, however, that in no event shall such exclusion apply to any director or officer of the REIT.”

13.           Paragraph 10(b)(1)((ii) is hereby amended by inserting the words "on the amount prepaid" in the second sentence of said subsection immediately following the words "will include interest".

14.           Paragraph 10(b)(1)(iii)(B) is hereby amended by inserting the words "on the amount prepaid"  immediately following the words "accrued interest".

15.           Paragraph 10(b)(1)(iv) is hereby amended by inserting the parenthetical "(unless requested by Borrower)" immediately following the words "but not the obligation" appearing in the first and second sentences of said subparagraph

16.           Paragraph 10(b)(3) is hereby amended by deleting the words "a prepayment premium" appearing therein and inserting the words "the applicable prepayment premium, if any" in place thereof.

17.           Paragraph 10(f) is hereby amended by adding the parenthetical "(and Lender by acceptance of this Note)" immediately following the word "Borrower" appearing in the third sentence of said subparagraph.

18.           Paragraph 14 is hereby modified as follows:

By inserting the words "pursuant to the Loan Documents" in the first sentence thereof immediately preceding the words "in connection".

By adding the words "without prepayment premium to Borrower" to the end of the fourth sentence of said paragraph immediately following the word "Note".

19.           Section 19 is hereby modified by inserting the words ", or Borrower to Lender," immediately following the word "Borrower" appearing therein.

20.           The Acknowledgement of Key Principal is hereby modified as follows:

The following new paragraph is hereby inserted immediately following the fourth paragraph:

"Key Principal's director's, officers and employees shall have no personal liability under this Acknowledgement for the performance of any of the obligations of Key Principal under this Acknowledgement.".

The sixth paragraph is hereby deleted in its entirety and the following new paragraph is hereby inserted in place thereof:

"In accordance with Section 2856 of the California Civil Code, Key Principal agrees to withhold the exercise of any and all subrogation and reimbursement rights against Borrower, against any other person who is a guarantor or surety with respect to the Indebtedness, and against any collateral or security for the Indebtedness, including any such rights pursuant to Sections 2847 and 2848 of the California Civil Code, until the Indebtedness has been indefeasibly paid and satisfied in full and the lien of the Security Instrument has been reconveyed or Lender has otherwise released, transferred or disposed of all of its right, title and interest in such collateral or security."

The eighth paragraph is modified by adding the following words to the end of the fourth sentence of said paragraph immediately following the word "Security Instrument": "at the address of Key Principal set forth below or such other address as to which notice of change of address has been given in accordance with Section 31(b) of the Security Instrument".

Borrower’s Initials

SCHEDULE B-2

MODIFICATIONS TO MULTIFAMILY NOTE
(Waste)

The following modification is made to the text of the Multifamily Note that precedes this Schedule:

1.           Paragraph 9(b) of the Note is hereby modified by deleting clause (6) in its entirety and inserting the following in lieu thereof:

“(6) waste or abandonment of the Mortgaged Property by Borrower.”

All capitalized terms used but not defined in the Note (including this Schedule B) shall have the meanings given to such terms in the Security Instrument (as that term is defined in this Note).

Borrower’s Initials